                                                                     EXHIBIT 5.1

                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                          666 Fifth Avenue, 31st Floor
                          New York, New York 10103-3198
                                www.fulbright.com
                                -----------------

                                                       TELEPHONE: (212) 318-3000
                                                       FACSIMILE: (212) 318-3400

                                  June 10, 2005

G-III Apparel Group, Ltd.
512 Seventh Avenue
New York, New York  10019

         Re:  Registration Statement on Form S-8
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Ladies and Gentleman:

         We refer to the Registration Statement on Form S-8 (the "Registration
Statement") to be filed with the Securities and Exchange Commission under the
Securities Act of 1933, as amended (the "Act"), on behalf of G-III Apparel
Group, Ltd., a Delaware corporation (the "Company"), relating to 500,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issuable pursuant to the G-III Apparel Group, Ltd. 2005 Stock Incentive Plan (the
"Plan").

         As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion the 500,000 shares of Common Stock issuable pursuant to the Plan have been duly and validly authorized and, subject to the issuance of such shares and payment therefor in accordance with the Plan, such shares will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration
Statement under the provisions of the Act.

                                           Very truly yours,

                                           /s/ Fulbright & Jaworski L.L.P.
                                           Fulbright & Jaworski L.L.P.